Exhibit 23.02


                 INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-00415 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), and in Registration Statement No. 33-63243 on Form S-3 (relating to the Northern States Power Company $300,000,000 Principal Amount of First Mortgage Bonds) of our report dated February 8, 1995, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for postretirement health care costs in 1993 appearing in this Annual Report on Form 10-K of Northern States Power Company (Minnesota) (File No. 1-3034) for the year ended December 31, 1995.




(Deloitte & Touche LLP)
DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 27, 1996